                                                                    EXHIBIT 10.9

                              SEPARATION AGREEMENT

     This Separation Agreement (the "Agreement") is made this 12th day of June, 2002, by and between Syntroleum Corporation, a Delaware corporation, having an address of 1350 S. Boulder Avenue, Suite 1100, Tulsa, Oklahoma 74119 ("Employer") and Mark A. Agee, having an address of 5535 E. 107th Street, Tulsa, Oklahoma, 74137, ("Employee").

     WHEREAS, Employee and Employer are parties to a Second Amended and Restated Employment Agreement made effective June 17, 1999 (the "Employment Agreement") a copy of which is attached hereto; and

     WHEREAS, Employee and Employer mutually desire to terminate their employment relationship upon the terms and conditions set forth in this Agreement,

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

     1. Separation From Employment. Employee will terminate his employment with Employer effective June 1, 2002 (the "Termination Date"). The Employment Agreement shall terminate effective as of the Termination Date except that the provisions of Sections 6, 7, 8, 9, 10, 11, 12 and 16 thereof shall survive such termination and continue in full force and effect in accordance with their respective terms.

     2. Payments. In consideration for Employee signing this Agreement, Employer shall provide employee the following, payments and benefits :

(a) Employee shall be paid an amount equivalent to his regular salary of $19,166.67 per month for the 26 month period commencing on June 1, 2002 and ending on July 31, 2004. Employee hereby waives any other payments or amounts that would otherwise be due under the terms of any prior agreements or understandings. From the amounts paid under this paragraph Employer will withhold amounts it deems necessary to ensure the proper payment of all taxes and to satisfy the federal, state, or local laws. Prior to payment of any amounts under this Agreement Employee shall execute and deliver to Employer a W-9 and any other document deemed necessary by the Employer's tax advisers to ensure the proper withholding of taxes.

(b) In the event Employee elects to continue coverage under COBRA, Employer shall pay 100% of the major medical insurance premium for the current coverage election for the period from August 1, 2002, through January 31, 2004, or until Employee secures employment providing alternative coverage, whichever occurs earlier. Employee will be responsible for any premiums applicable to additional elections and coverages. If Employee does not secure other employment prior to January 31, 2004, Employer will be responsible for 100% of the major medical insurance premiums as set forth in paragraph (c) below.

(c) Upon expiration of the COBRA coverage as set forth in paragraph (b) above and should Employee fail to secure employment providing alternative coverage, Employer will be responsible for 100% of the insurance policy premiums associated with providing Employee with major medical coverage through July 31, 2004 in the form of a policy available to individuals from the Employer's then current medical insurance carrier of a type which most closely resembles the benefits available to employees of Employer at that time.

(d) Notwithstanding the termination and expiration provisions contained in any grant of options to purchase shares of Employer's common stock, all currently outstanding stock options granted to Employee shall immediately vest and the option exercise period and other terms of such options shall be as set forth in the option agreements relating thereto. As further clarification, the option exercise periods set forth in the any outstanding option period shall not be shortened due to the termination of employment.

(e) Employer will continue to allow Employee the use of the vehicle which the Employer is currently leasing on his behalf or an equivalent replacement vehicle through July 31, 2004.

(f) Employee agrees that (i) he is responsible for any and all taxes associated with payments and benefits and (ii) he will seek his own tax advice with respect to the deductibility and tax liability associated with the payments and benefits provided in connection with this Agreement.

(g) Employee shall be allowed the use of the a personal computer and cell phone in accordance with Employer's policies during the term of his consulting engagement.

     3. Additional Benefits. Nothing contained in this Agreement shall be interpreted to waive or release Employee's rights under any Employer sponsored plan in which Employee is a qualified participant, including, but not limited to, any benefits under a pension or retirement plan. Employee's rights under any such plan shall be governed by the terms of such plan. Other than the benefits described in this paragraph, Employee agrees that he is not entitled to any additional benefits.

     4. Consulting and Cooperation. Employee agrees to make himself available to Employer as a consultant during the period commencing June 1, 2002 and ending May 31, 2004 to consult with Employer at no additional cost to Employer. Employee also agrees to cooperate with Employer relating to any matters as to which he was involved while employed by Employer, including any litigation or administrative actions.

     5. Resignations. Employee resigns as an officer and as a director of the Employer and all subsidiary corporations of the Employer effective June 1, 2002.

     6. Release of Claims. By signing this Agreement, Employee agrees that the payments described above are adequate consideration for the release of the claims described in this Agreement. Employee agrees that he is acting of his own free will, voluntarily and on behalf of himself, his heirs, administrators, executors, successors and assigns. Except for the obligations set forth herein, Employee hereby releases Employer and its predecessors, subsidiaries, affiliates, directors, officers, employees, and agents, and each of them ("the Released Parties"), from any and all debts, obligations, claims, demands, judgments, or causes of action of any kind whatsoever, in tort, contract, by statute, or on any other basis, for compensatory, punitive, or other damages, expenses, reimbursements, or costs of any kind, including, but not limited to any and all claims, demands, rights, and/or causes of action arising out of his employment with Employer, or relating to any asserted or unasserted employment discrimination or violations of civil rights such as, but not limited to, those arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, The Civil Rights Act of 1866 and/or 1871, the Age Discrimination in Employment Act of 1967 ("ADEA"), the Americans With Disabilities Act of 1990, Executive Order 11246, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, or any other applicable federal, state, or local employment discrimination statute or ordinance or any other claim, whether statutory or based on common law, arising: (1) by reason of his employment with Employer or the termination of his employment or the circumstances related to the termination; (2) any claims arising under the Employment Agreement, and/or (3) by reason of any other matter, cause, or thing whatsoever, from the first date of employment to the date or execution of this Agreement. Employee agrees and covenants not to initiate any litigation based on events, occurrences, acts or omissions which relate in any way to Employee's employment with Employer, the termination thereof or which are the subject of the releases given herein.

     Age Discrimination Issues. The ADEA is a federal statute prohibiting discrimination on the basis of age in connection with employment, benefits and benefit plans. Employee's signature on this Agreement is his acknowledgement that he understands that he is waiving, releasing and forever giving up all claims under the ADEA as of the time he signs this Agreement.

     7. Enforcement. Employee agrees that any breach of Employee's obligations under this Agreement will cause Employer irreparable injury for which Employer has no adequate remedy at law. Accordingly, Employee agrees that in the event of any breach or threatened breach by Employee of Employee's obligations under this Agreement, Employer shall be entitled, in addition to any and all other remedies available, to seek and obtain injunctive and/or other equitable relief to require specific performance of, or to prevent a breach of, Employee's obligations under this Agreement. Employee agrees that Employer may have such injunctive relief without posting a bond.

     8.  Representations. Employee represents, warrants and agrees as follows:
(a) no consent of any third party is required in connection with the transactions contemplated hereby; (b) the provisions hereof will not violate any court order or ruling; (c) he has the legal right and authority to enter into and perform his obligations hereunder; and (d) he will indemnify and hold

Employer harmless for any loss, damage or claim arising from any breach of these representations or his obligations hereunder.

     9. Default. If Employee breaches any of the terms of this Agreement, Employer shall have the right to recover all costs and expenses, including reasonable attorneys' fees incurred by Employer in enforcing the terms of this Agreement and/or recovering damages as a result of any such breach.

     10. Severability. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall be deemed modified to the extent necessary to render the same valid or not applicable to given circumstances, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application or had not been included herein, as the case may be. Although the Employee agrees that the restrictions on Employee's activities in this Agreement are reasonable, given the nature and scope of Employer's business, the information made available to Employee during his employment, and the compensation provided for herein, Employee and Employer agree that in lieu of declaring the restrictions void, a court of competent jurisdiction shall be requested by both parties to modify the restrictions, to the extent necessary under applicable law, to protect the legitimate interests of both Employer and Employee.

     11. Denial of Liability. Employer and Employee understand and agree that the consideration set forth in this Agreement does not constitute an admission of liability or violation of any applicable law, and any contract provisions or any rule or regulation, as to which the Released Parties expressly deny liability.

     12. Entire Agreement. Except for the provisions of the Employment Agreement which remain in effect as stated herein, and any employment policies regarding confidentiality and trade secret information, Employee agrees that this Agreement constitutes the complete agreement between the parties and that no other representations have been made by Employer.

     13. Death. In the event of Employee's death prior to the final payment provided for herein, this Agreement shall terminate and Employer shall have no further obligation hereunder.

     14. Confidentiality. Employee agrees to keep the existence, terms, and substance of this Agreement confidential and further agrees that he will not disclose the terms of this Agreement to anyone other than to his attorney and tax advisors, except as may be required by law.

     15. Interpretation Under State Law. This Agreement shall be construed under the laws of the State of Oklahoma and shall in all respects be interpreted, enforced, and governed under the law of said State.

     16. Review Period. Employee has the right to review this Agreement for a period of twenty-one days prior to signing. By signing prior to the end of such twenty-one day period, the Employee is waiving his right to such review period. Employer has advised Employee that he should seek legal counsel with respect to this Agreement. Employee also has seven (7) days from the date he signs this Agreement to revoke the Agreement by providing a written notice to Employer by contacting Kenneth Agee. Employer will have no obligations under this Agreement should Employee exercise his right to revoke.

                                           Syntroleum Corporation

                                           By:
                                              ----------------------------------

                                           Title:
                                                 -------------------------------




                                           -------------------------------------
                                           Mark A. Agee

                                           Date:
                                                --------------------------------